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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020
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Analog Devices, Inc.
(Exact name of Registrant as Specified in its Charter)
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Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way,	Norwood,	MA	02062
(Address of Principal Executive Offices)			(Zip Code)
Registrant's telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting of the Board of Directors of Analog Devices, Inc. (the "Company") held on August 18, 2020, Dr. Laurie H. Glimcher, MD was elected as an independent Director to the Board of Directors, effective August 18, 2020, for a term continuing to the Company’s next annual meeting of shareholders in March 2021 when all directors will be subject to election by shareholders. Dr. Glimcher will serve on the Company’s Compensation Committee of the Board of Directors. In connection with her service on the Board of Directors, Dr. Glimcher will receive an annual cash retainer of $80,000, paid quarterly. In connection with her service on the Compensation Committee of the Board of Directors, Dr. Glimcher will also receive an annual cash retainer of $10,000.
Dr. Glimcher will automatically be granted on September 15, 2020 (or the next succeeding business day that the Nasdaq is open) under the Company’s 2020 Equity Incentive Plan a restricted stock unit award (rounded to the nearest 5 shares) with a value of approximately $117,945, representing the pro-rated value of the Company’s fiscal 2020 annual director grant, which shall vest and convert into shares of the Company’s common stock on the earlier of the date of the Company’s next annual meeting of shareholders or March 11, 2021.
Each non-employee director reelected at the next annual meeting of shareholders will be granted a restricted stock unit award for a number of shares of common stock approved by the Board on the date of the Company’s annual meeting of shareholders.
Director RSU awards vest in full upon the occurrence of a Change in Control Event (as defined in the Company’s 2020 Equity Incentive Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board of Directors, each RSU award will vest in full.
There are no arrangements or understandings between Dr. Glimcher and any other person pursuant to which she was elected as a director. There are no transactions in which Dr. Glimcher has an interest requiring disclosure under Item 404(a) of Regulation S-K. In In addition, Dr. Glimcher will become party with the Company to the Company's form of Indemnification Agreement for Directors and Officers, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2008.
A press release announcing these matters is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits
(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated August 18, 2020.
101.INS	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document.**
101.SCH	Inline XBRL Schema Document.**
101.CAL	Inline XBRL Calculation Linkbase Document.**
101.LAB	Inline XBRL Labels Linkbase Document.**
101.PRE	Inline XBRL Presentation Linkbase Document.**
101.DEF	Inline XBRL Definition Linkbase Document.**
104	Cover page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).
**	Submitted electronically herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2020	ANALOG DEVICES, INC.
		By:	/s/ Prashanth Mahendra-Rajah
Prashanth Mahendra-Rajah
Senior Vice President, Finance and Chief Financial Officer